Exhibit 5.3

CONSENT OF L.R. KILPATRICK ASSOCIATES INC.

We hereby consent to the reliance in this Registration Statement on Form F-10 of Gammon Gold Inc. on our report entitled “El Cubo Gold Silver Mine, Guanajuato, Mexico” dated May 31, 2006.

October 7, 2009	CONSENT OF L.R. KILPATRICK ASSOCIATES INC.

	By:	/s/ Leonard R. Kilpatrick
Name: Leonard R. Kilpatrick
Title: President